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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 5 to Registration Statement No. 333-106268 and in Post-Effective Amendment No. 6 to Registration Statement No. 333-62222 of Piedmont Natural Gas Company, Inc. on Form S-3 of our report dated December 12, 2002, appearing in the Annual Report on Form 10-K of Piedmont Natural Gas Company, Inc. for the year ended October 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statements.



/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
December 8, 2003